UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2003

RADNOR HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-19495	23-2674715
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-341-9600

Introductory Statement

This Amendment to Registrant’s Form 8-K Current Report under Item 2 and Item 7 dated November 14, 2003 (date of earliest event reported), filed with the Securities and Exchange Commission on November 26, 2003, is being filed to add the information set forth in Item 7.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

a.	Consolidated Financial Statements of Polar Plastics Inc

b.	Unaudited Pro Forma Consolidated Financial Statements

Basis of Presentation	31

Unaudited Pro Forma Consolidated Statements of Operations for the Fiscal Year Ended December 27, 2002	32

Unaudited Pro Forma Consolidated Statements of Operations for the Nine Months Ended September 26, 2003	34

Unaudited Pro Forma Consolidated Balance Sheets as of September 26, 2003	36

c.	Exhibits

2.1	Asset Purchase Agreement by and among WinCup Holdings, Inc. and Polar Plastics Inc and Polar Plastics (NC) Inc dated November 11, 2003 (Incorporated by reference to Exhibit 2.1 filed with Amendment No. 1 to the Form S-1 Registration Statement filed by Radnor Holdings Corporation, Commission File No. 333-110443).

2.2	First Amendment to Asset Purchase Agreement by and among WinCup Holdings, Inc. and Polar Plastics Inc and Polar Plastics (NC) Inc dated November 14, 2003 (Incorporated by reference to Exhibit 2.2 filed with Amendment No. 1 to the Form S-1 Registration Statement filed by Radnor Holdings Corporation, Commission File No. 333-110443).

23.1	Consent of Bessner Gallay Kreisman.

99.1	Press Release dated November 13, 2003 issued by Radnor Holdings Corporation (Filed with the initial filing of this Form 8-K on November 26, 2003 and incorporated herein by reference).

99.2	Press Release dated November 19, 2003 issued by Radnor Holdings Corporation (Filed with the initial filing of this Form 8-K on November 26, 2003 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADNOR HOLDINGS CORPORATION

Dated: January 23, 2004	By:	/s/ Michael V. Valenza
Michael V. Valenza
Senior Vice President–Finance and Chief Financial Officer

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of

Polar Plastics Inc

We have audited the accompanying consolidated balance sheet of Polar Plastics Inc and subsidiaries (the “Company”) as of March 27, 2003 and March 31, 2002 and the related consolidated statements of operations, retained earnings and cash flows for the years then ended. Our audits also included the supplemental schedules listed in the contents starting on page 18. These financial statements and supplemental schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and supplemental schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as at March 27, 2003 and March 31, 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related supplemental schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Bessner Gallay Kreisman

Chartered Accountants

Montreal, Quebec

June 10, 2003 except for Note 10 which is as of November 11, 2003

POLAR PLASTICS INC.

CONSOLIDATED BALANCE SHEETS

AT MARCH 27, 2003 AND MARCH 31, 2002

	2003	2002
	$	$
ASSETS
CURRENT ASSETS
Accounts receivable —Trade	3,811,753	4,020,920
—Affiliated company	1,399,723	525,518
Inventories (Note 2)	9,852,613	10,268,558
Deferred income taxes (Note 7)	527,000	560,000

Total current assets	15,591,089	15,374,996

PROPERTY, PLANT, AND EQUIPMENT (Notes 3 and 5)	8,395,241	21,395,238
OTHER ASSETS	12,088	12,770

TOTAL ASSETS	23,998,418	36,783,004

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Bank indebtedness (Note 4)	313,594	229,210
Accounts payable —Trade	3,031,934	3,734,548
—Affiliated company	736,385	1,991,883
Accrued expenses and other liabilities	1,260,356	1,664,032
Income taxes	601,963	1,644
Current portion of long-term debt (Note 4)	3,066,361	600,000
Current portion of capital leases (Note 5)	22,355	78,024

Total current liabilities	9,032,948	8,299,341

LONG-TERM DEBT (Note 4)	2,380,000	18,177,960
CAPITAL LEASE OBLIGATIONS (Note 5)	71,399	45,941
DEFERRED INCOME TAXES (Note 7)	594,000	2,001,000
DEFERRED GAIN ON SALE-LEASEBACK (Note 3)	2,787,450	—

Total Long Term Liabilities	5,832,849	20,224,901

Total Liabilities	14,865,797	28,524,242

STOCKHOLDERS’ EQUITY:
Capital Stock (Note 9)	7,000,000	4,600,000
Retained earnings	2,132,621	3,658,762

Total stockholders’ equity	9,132,621	8,258,762

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	23,998,418	36,783,004

Subsequent Events (Note 10)

See accompanying notes

POLAR PLASTICS INC

CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

FOR THE YEARS ENDED MARCH 27, 2003 AND MARCH 31, 2002

	2003	2002
	$	$
BALANCE, BEGINNING OF YEAR, AS PREVIOUSLY REPORTED	4,822,762	1,234,428
Adjustment to prior year’s income relating to correction of calculation error of deferred income taxes (Note 7)	(1,164,000)	—

AS RESTATED	3,658,762	1,234,428
Net Income (Loss)	(1,526,141)	2,424,334

BALANCE, END OF YEAR	2,132,621	3,658,762

See accompanying notes

POLAR PLASTICS INC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED MARCH 27, 2003 AND MARCH 31, 2002

	2003	2002
	$	$
NET SALES	36,903,744	45,777,854
COST OF GOODS SOLD	32,210,835	36,460,204

GROSS PROFIT	4,692,909	9,317,650

EXPENSES:
Selling	2,386,534	2,149,702
General and administrative	2,662,959	2,410,505
Financial	999,553	1,253,643
Depreciation and amortization	130,337	115,673

TOTAL	6,179,383	5,929,523

INCOME (LOSS) FROM OPERATIONS	(1,486,474)	3,388,127

OTHER EXPENSES (INCOME):
Interest income	(2,136)	(960)
Interest—Long term debt	408,786	473,690
—Other	348,375	502,007
Loss on disposal of property, plant and equipment	5,207	2,456
Other expenses (income)	39,377	(1,472,282)

TOTAL	799,609	(495,089)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(2,286,083)	3,883,216
Provision for income taxes (Benefit) (Note 7)	(759,942)	1,458,882

NET INCOME (LOSS)	(1,526,141)	2,424,334

See accompanying notes

POLAR PLASTICS INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 27, 2003 AND MARCH 31, 2002

	2003	2002
	$	$
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	(1,526,141)	2,424,334
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,495,607	1,492,934
Deferred income taxes	(1,374,000)	1,441,000
Loss on sale of property, plant and equipment	5,207	2,456
Amortization of deferred gain	(6,993)	—

	(1,406,320)	5,360,724

Changes in assets and liabilities which provided (used) cash:
Accounts receivable	(665,038)	1,418,601
Inventories	415,945	(2,166,969)
Income taxes receivable	600,319	(8,876)
Grant receivable, current	—	100,000
Accounts payable	(1,958,112)	(2,687,621)
Accrued expenses and other liabilities	(403,676)	318,171

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(3,416,882)	2,334,030

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(796,548)	(3,567,691)
Proceeds from sale of property, plant and equipment	15,090,174	—
Other assets	682	31,655

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	14,294,308	(3,536,036)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (Repayments on) long-term debt, net of debt converted to capital stock	(7,600,000)	377,960
Repayment on line of credit	(3,331,599)	(500,000)
Net proceeds from long-term borrowings, affiliates	—	1,002,425
Additional capital lease obligations, net of repayments	(30,211)	(330,470)
Cash overdraft	84,384	229,210

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(10,877,426)	779,125

NET DECREASE IN CASH	—	(422,881)
CASH AND CASH EQUIVALENTS:
Beginning of year	—	422,881

End of year	—	—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	649,481	1,151,199

Income taxes	27,433	18,788

See accompanying notes

POLAR PLASTICS INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 27, 2003 AND MARCH 31, 2002

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business—Polar Plastics Inc and subsidiaries (the “Company”) is engaged in the manufacturing and sale of plastic cutlery, tumblers and injection moulded custom plastic products. The Company’s customers are located throughout the United States and Canada.

Principles of Consolidation—The consolidated financial statements include the accounts of Polar Plastics Inc and its wholly owned subsidiaries, Polar Plastics (NC) Inc. and Polar Plastics Equipment Corp. During the year, Polar Plastics Equipment Corp. was wound-up and its net assets were distributed to Polar Plastics Inc. All significant inter-company transactions have been eliminated on consolidation.

Concentration of Credit Risk—Financial instruments which subject the Company and its subsidiaries to concentrations of credit risk principally consist of cash balances in excess of FDIC limits and trade receivables. The Company sells its products to a large number of customers who are wholesale distributors and retailers in the United States and Canada. To reduce credit risk, the Company performs ongoing credit evaluations of its customers’ financial condition. Additionally, the Company does not generally require collateral for its trade receivables. The Company has provided for doubtful accounts in the following amounts: 2003 – $412,608; 2002 – $897,978.

Cash and Cash Equivalents—Cash and cash equivalents include cash on hand and short-term investments with original maturities of three months or less.

Inventory Valuation—Inventories are valued at the lower of first-in; first-out (“FIFO”) cost or market.

Property, Plant and Equipment—Property, Plant and equipment are stated at cost. Depreciation is computed on both the straight-line and double-declining balance methods over the estimated useful lives of 40 years for buildings, 10 years for machinery and equipment, 5 years for moulds, 10 years for office equipment and 5 to 10 years for computer equipment and programs.

Amortization expense on assets acquired under capital leases is included with depreciation expense on owned assets.

Long-Lived Assets—Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company estimates the future cash flows expected to result from the use of the assets and its eventual disposition, and recognizes an impairment loss if the expected future cash flows are less than the carrying amount of the asset. Management has reviewed all long-lived assets as of March 27, 2003 and believes that the carrying amounts reported in the balance sheets represent the amounts expected to be recovered over the remaining useful lives of those assets.

Advertising Costs—The Company expenses advertising as incurred. Advertising expenses were $152,944 and $71,979 for the years ended March 27, 2003 and March 31, 2002, respectively.

Leases—Leases which are, in substance, financing of assets are classified as capital leases. Assets and liabilities are recorded at amounts equal to the present value of the future minimum lease payments at the beginning of the lease terms. Interest expense relating to the capitalized lease liabilities is recorded to produce constant rates of interest over the terms of the leases. Amortization relating to capitalized leases is calculated using primarily accelerated methods over the lease terms.

Leases which do not meet the criteria for capitalized leases are classified as operating leases and related rentals are charged to expense as incurred.

Income Taxes—The Company and its subsidiaries file a consolidated federal income tax return. Polar Plastics Inc reimburses its subsidiaries for the benefit of losses utilized by the consolidated group and subsidiaries pay Polar Plastics Inc for income taxes paid on their share of taxable income.

Deferred taxes are provided using the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

POLAR PLASTICS INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

MARCH 27, 2003 AND MARCH 31, 2002

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. INVENTORIES

Inventories consist of the following components:

	2003	2002
	$	$
Raw materials	1,934,934	1,486,280
Work-in-process	272,159	171,344
Finished goods	7,908,386	8,373,243
Obsolescence reserve	(849,298)	(392,335)

Subtotal	9,266,181	9,638,532
Parts inventory	586,432	630,026

Total	9,852,613	10,268,558

3. PROPERTY, PLANT AND EQUIPMENT

The components of property, plant and equipment at March 27, 2003 and March 31, 2002 are as follows:

	Cost	Accumulated Depreciation	Net Book Value
			2003	2002
	$	$	$	$
Land	25,026	—	25,026	610,374
Land improvements	59,058	17,010	42,048	634,448
Building	892,311	339,093	553,218	8,824,548
Railroad appurtenance	—	—	—	24,870
Machinery and equipment	13,614,741	6,350,244	7,264,497	10,224,258
Moulds, tools and mandrels	476,983	166,210	310,773	869,204
Office and computer equipment	697,697	533,712	163,985	136,093
Computer Programs	178,747	143,053	35,694	71,443

Total	15,944,563	7,549,322	8,395,241	21,395,238

POLAR PLASTICS INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

MARCH 27, 2003 AND MARCH 31, 2002

During the year the Company sold property consisting of a building, land and equipment as follows:

$
Cost of assets sold	14,327,069
Accumulated depreciation thereon	(2,684,938)

Net Book Value of assets sold	11,642,131
Net proceeds	14,436,574

Gain on Sale of Assets	2,794,443

Immediately thereafter, the Company entered into a 20 year lease, followed by two 10 year options, for the entire property sold, at an annual rental of $1,460,200, payable quarterly.

In accordance with current accounting practice for transactions of this type (Sale-Leaseback) the gain on sale is being deferred and amortized on a straight line basis against future lease expense over the term of the lease.

4. FINANCING ARRANGEMENTS

Long-term Debt

The Company’s financing arrangements at March 27, 2003 and March 31, 2002 consist of the following:

		2003	2002
		$	$
Revolving line of credit—On September 29, 2000 the Company negotiated a revolving line of credit not to exceed $10,000,000 for a term of 3 years with its principal bank lender. Interest is payable at the Prime Rate plus a Prime Rate Margin (4.25% as at March 27, 2003). The line of credit has certain conditions attached to it which are described below		2,668,401	5,500,000

Bonds—Repaid during the year		—	8,000,000

Notes Payable—Secured by specific machinery and equipment having a total cost of $4,512,282, bearing interest at 1% above the published LIBOR rate (1.34% as at March 27, 2003), due as follows:		777,960	877,960
June 28, 2003	$207,960
December 28, 2003	$190,000
June 28, 2004	$190,000
December 28, 2004	$190,000

Loan from Canadian affiliate—During the year, this loan was converted into 2,400 preferred shares		—	2,400,000

Total		3,446,361	16,777,960
Less current portion of long-term debt		(3,066,361)	(600,000)

		380,000	16,177,960

POLAR PLASTICS INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

MARCH 27, 2003 AND MARCH 31, 2002

	2003	2002
	$	$
Subordinated Debt

Payable to a Canadian affiliate under common control, bearing interest at 5.5% per annum which was waived for the year ended March 31, 2002. There are no specific terms for repayment of capital	2,000,000	2,000,000

Total Long-term Debt	2,380,000	18,177,960

Future minimum payments due on debt are as follows:

$
2005	380,000
Thereafter	2,000,000

2,380,000

The agreements with the Company’s banker contain the following provisions:

a)	The Company’s Canadian affiliate has guaranteed the revolving line of credit to the extent of the Company’s receivable from the affiliate. The Company will limit its aggregate accounts receivable from the affiliate to no more than $2,000,000. The Canadian affiliate has also agreed not to offset its trade receivables against its payables to the Company.

b)	As security for the revolving line of credit, the Company has provided a perfected first security interest on all existing and future tangible and intangible assets of the Company, except for the Land and Building.

c)	The loan advances are limited to (1) up to 85% of eligible accounts receivable not more than 90 days from invoice date, excluding amounts owing from the Company’s Canadian affiliate; plus (2) up to 65% of eligible raw material inventory, 40% of eligible work-in progress and up to 60% of eligible finished goods inventory, subject to maximums of $5,000,000, $200,000 and $150,000 respectively.

d)	The long term debt owing to Canadian affiliate is to be subordinated to the bank, with interest thereon continuing to be paid, but no capital repayments before March 31, 2001, and subject to limitations.

The line of credit requires the maintenance of certain financial ratio covenants. At March 27, 2003, the Company was not in compliance with certain of the covenants.

The Company’s current credit facility expires on September 29, 2003 and will not be renewed. As such, the Company is currently negotiating with another bank to secure a replacement to its credit facility. Management are confident that they will be successful in securing a credit facility necessary to enable the Company to continue to finance its operations and repay the outstanding balance to its current bank. (See Note 10)

POLAR PLASTICS INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

MARCH 27, 2003 AND MARCH 31, 2002

5. LEASES

At March 27, 2003, the Company had equipment leased under both operating and capital leases which required the maintenance of certain financial ratios. At March 27, 2003, the Company was in compliance with these covenants.

Capital Leases – The Company leases machinery and equipment under capital leases expiring in 2008. As of March 27, 2003, the future minimum lease payments under these lease agreements having an initial term or remaining in excess of one year are as follows:

$
2004	28,227
2005	28,227
2006	28,227
2007	22,195
2008	2,292

Total minimum lease payments	109,168
Less amount representing interest	15,414

Present value of net minimum lease payments	93,754
Less current portion	22,355

Long-term Portion	71,399

Assets recorded under capital leases are amortized on a double-declining balance basis. Included in property, plant and equipment in the accompanying balance sheets are the following assets held under capital leases:

	2003	2002
	$	$
Equipment under capital leases	118,215	1,389,458
Accumulated depreciation	(23,002)	(762,443)

Net Book Value	95,213	627,015

Operating Leases—The Company is party to various equipment operating leases which expire through August 2007. These leases contain various renewal and purchase options. In addition, the Company entered into a 20 year lease on the property sold during the year. This lease expires on December 31, 2022, and contains two 10 year renewal options. The basic quarterly rent is adjustable for increases in the consumer price index, commencing on the third anniversary date of the lease and every three years thereafter.

In support of the obligations by the Company under the lease, a letter of credit has been issued by the Company’s banker in the amount of $730,100 which is subject to the banking conditions described in Note 4.

The following is a schedule of future minimum lease payments under operating leases:

$
2004	4,224,350
2005	4,224,350
2006	3,543,853
2007	1,929,781
2008	1,616,726
Thereafter	21,781,317

Total	37,320,377

POLAR PLASTICS INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

MARCH 27, 2003 AND MARCH 31, 2002

Total rent expense under operating leases totaled $3,752,604 and $3,622,683 for fiscal 2003 and 2002 respectively.

6. RELATED PARTY TRANSACTIONS

In the normal course of business, the Company is involved in the following transactions with its Canadian affiliate which is under common ownership and management.

	2003	2002
	$	$
Sales	5,048,011	3,887,363
Purchases	1,419,694	1,302,643
Interest Expense	110,000	—
Sale of capital assets	653,529	—
Lease of capital assets	988,453	639,217

7. INCOME TAXES

Components of the provision for income taxes for 2003 and 2002 include:

	2003	2002
	$	$
Current provision	793,058	864,882
Deferred provision (benefit)	(1,374,000)	1,441,000
Reduction of current taxes upon application of losses carried forward	(179,000)	(847,000)

Total income tax provision	(759,942)	1,458,882

At March 27, 2003 and March 31, 2002, the Company had net deferred tax liabilities (assets) of $73,000 and $1,441,000, respectively. The principal temporary differences comprising the deferred tax liability were:

•	Depreciation differences between financial reporting and income taxes.

•	Certain reserves taken for financial reporting purposes not currently deductible.

•	The deferred gain on the sale-leaseback transaction.

At March 27, 2003, the Company had state net operating loss and state tax credit carry forwards of approximately $9,946,000 and $210,000 respectively. The state net operating loss carry forwards expire between fiscal year 2013 and 2015. The state tax credits expire between 2004 and 2008. Due to the uncertainty of utilization of the state tax credits and a portion of the state net operating loss carry forwards, a full valuation allowance has been recorded at March 27, 2003 and March 31, 2002. At March 27, 2003, the Company has an alternative minimum tax (AMT) credit carry forward of approximately $292,700. AMT credits carry forward indefinitely.

During 2003, the Company uncovered an error in the calculation of the 2002 deferred income taxes amounting to $1,164,000, all of which pertained to the 2002 year end. As such, the comparative figures presented herein as well as the previously reported retained earnings balance as at March 31, 2002 have been restated to reflect this correction.

8. EMPLOYEE BENEFIT PLAN

The Company has a qualified defined contribution plan covering substantially all of its employees. Participation in the plan requires the employee be 18 years of age and have three months of eligible service. Employees can contribute to the plan up to a maximum of 20 percent of their respective compensation. The Company matches employee contributions at a rate of 25 percent up to a maximum employer contribution of 6 percent of compensation. Employer contributions to the plan totaled $33,760 and $54,227 for fiscal 2003 and 2002 respectively.

POLAR PLASTICS INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

MARCH 27, 2003 AND MARCH 31, 2002

9. CAPITAL STOCK

The authorized capital stock of the Company consists of common stock and non-cumulative, non-voting preferred stock. Dividends on preferred stock are payable semi-annually at a rate of 10 percent per annum, and are payable in priority to payment of any dividend on common stock. Upon voluntary or involuntary liquidation, dissolution, or winding-up of affairs of the Company, holders of the preferred stock will be entitled to receive the par value for each share, plus any dividends declared and unpaid before any amount shall be paid to the holders of the common stock. The Company, at the option of the Board of Directors, may at any time redeem in whole, or in part, preferred stock outstanding by paying cash for the par value plus any dividends declared or unpaid.

During the year $2,400,000 of debt was converted into 2,400 shares of preferred stock.

The capital stock consists of the following:

	2003	2002
	$	$
Preferred stock, par value $1,000 per share; 10% non-cumulative; authorized 6,900 shares; issued and outstanding 6,900 (2002 – 4,500) shares	6,900,000	4,500,000
Common Stock, no par value; authorized 3,000 shares; issued and outstanding 1,000 shares	100,000	100,000

	7,000,000	4,600,000

10. SUBSEQUENT EVENTS

Sale of Business

On November 11, 2003, the company entered into an agreement which provides for the sale of substantially all of the company’s assets and the assumption of all of the company’s liabilities and contracts pertaining to its active business operations and the company shall cease active business operations thereafter, effective November 15, 2003.

The purchase price of approximately $28,725,284 will be satisfied as follows:

$
At closing[1]	6,822,685
6% Promissory note payable quarterly over 6 years, commencing on the first anniversary after closing	10,000,000
Maximum liabilities to be assumed by purchaser	11,902,599

28,725,284

[1]	Reduced by a $2,000,000 Working Capital Holdback which will be payable 90 days after closing providing the Net Working Capital as defined in the agreement is not less than $4,701,905.

In addition, an amount of $3,000,000 will be paid to key management of the company, its parent and affiliates over a 5 year period.

The agreement of sale also provides for the purchase by the company of certain assets from its Canadian affiliate which are currently under lease by the company.

POLAR PLASTICS INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

MARCH 27, 2003 AND MARCH 31, 2002

The effect of this sale agreement on the non-current assets and liabilities of the company has not been reflected in the accompanying financial statements nor has the resulting gain or loss been determined.

Bank Indebtedness

In view of the above transaction, the company’s Canadian affiliate advanced the necessary funds to repay its banker and a letter of credit from the affiliate’s banker was exchanged for the letter of credit described in note 5.

POLAR PLASTICS INC

SCHEDULE OF COST OF GOODS SOLD

FOR THE YEARS ENDED MARCH 27, 2003 AND MARCH 31, 2002

	2003	2002
	$	$
BEGINNING INVENTORY	9,638,532	7,589,814
PURCHASES:
Raw Materials	10,635,135	15,792,460
Finished Goods	1,565,404	1,575,111
Affiliated Company	1,419,694	1,302,643
DIRECT LABOR	3,564,987	4,972,919
OUTSIDE LABOR	870,103	1,063,938
EMPLOYEE BENEFITS	998,196	1,218,365
PLANT OVERHEAD:
Expense	4,785,414	4,458,361
Depreciation	299,676	303,827
EQUIPMENT AND TOOLING:
Repair and maintenance	2,881,677	3,125,180
Depreciation and amortization	1,065,594	1,073,435
Lease expense	3,752,604	3,622,683

TOTAL	41,477,016	46,098,736
LESS—ENDING INVENTORY	(9,266,181)	(9,638,532)

COST OF GOODS SOLD	32,210,835	36,460,204

See accompanying notes

POLAR PLASTICS INC

SCHEDULE OF EXPENSES

FOR THE YEARS ENDED MARCH 27, 2003 AND MARCH 31, 2002

	2003	2002
	$	$
PLANT OVERHEAD EXPENSES:
Plant supervision	176,917	173,036
Plant management fees	80,001	55,900
Indirect labor	1,083,686	1,098,146
Bonus allowance	7,000	6,050
Employee benefits	315,151	229,577
Building costs	226,517	207,111
Building rent	132,073	—
Outside storage	328,876	33,066
Heating	13,560	11,562
Water and sewer	10,526	13,660
Electricity	1,746,087	1,954,398
General plant expenses	281,180	393,136
Business taxes	190,557	156,696
Insurance	180,163	113,441
Waste disposal expenses	13,120	12,582

TOTAL PLANT OVERHEAD EXPENSES	4,785,414	4,458,361

REPAIRS AND MAINTENANCE EXPENSES:
Machinery	1,097,598	1,092,574
Molds and tooling	220,157	255,949
Labor and benefits	1,563,922	1,776,657

TOTAL REPAIRS AND MAINTENANCE EXPENSES	2,881,677	3,125,180

SELLING:
Sales managers salaries	829,737	1,051,908
Bonus allowance	18,550	30,275
Employee benefits	184,616	167,833
Sales commissions	822,696	334,422
Advertising, brochures and shows	152,944	71,979
Samples	51,547	36,817
Salesmen expenses	245,176	334,027
Promotion	56,976	92,351
Plates and artwork	24,292	30,090

TOTAL SELLING EXPENSES	2,386,534	2,149,702

GENERAL AND ADMINISTRATIVE EXPENSES:
Administrative salaries	1,568,782	1,419,910
Bonus allowance	3,160	12,290
Employee benefits	316,900	240,580
Office supplies and postage	82,898	69,800
Telephone	80,435	64,034
Travel	80,925	43,575
Office equipment expenses	168,422	133,300
General and administrative expenses	20,759	59,736
State capital taxes	13,228	2,689

POLAR PLASTICS INC

SCHEDULE OF EXPENSES – (Continued)

FOR THE YEARS ENDED MARCH 27, 2003 AND MARCH 31, 2002

	2003	2002
	$	$
Auto expenses	7,200	7,200
Professional fees	320,250	357,391

TOTAL GENERAL AND ADMINISTRATIVE EXPENSES	2,662,959	2,410,505

FINANCIAL EXPENSES:
Bank charges	349,945	449,436
Bad debt expense	275,632	296,782
Cash discount, net	373,976	507,425

TOTAL FINANCIAL EXPENSES	999,553	1,253,643

See accompanying notes

POLAR PLASTICS INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	Sep. 30, 2003	Sep. 30, 2002
	$	$
ASSETS
CURRENT ASSETS
Accounts receivable—Trade	3,244,459	2,584,751
—Affiliated company	802,434	1,741,523
Inventories (Note 2)	9,595,175	12,852,162
Deferred income taxes (Note 7)	—	543,000

Total current assets	13,642,068	17,721,436

PROPERTY, PLANT AND EQUIPMENT (Notes 3, 5 and 10)	16,231,882	30,100,901
Less: Accumulated Depreciation	8,079,295	9,724,017

NET PROPERTY, PLANT AND EQUIPMENT	8,152,587	20,376,884

OTHER ASSETS	15,813	12,238

TOTAL ASSETS	21,810,468	38,110,558

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Bank indebtedness (Note 4)	54,427	281,664
Accounts payable—Trade	2,880,494	2,622,500
—Affiliated Company	1,254,701	1,727,246
Accrued expenses and other liabilities	2,788,044	2,285,079
Loan Payable—Affiliated company	2,000,000	—
Income taxes	—	1,422
Current portion of long-term debt (Note 4)	1,498,512	600,000
Current portion of capital leases (Note 5)	22,912	21,347

Total current liabilities	10,499,090	7,539,258

LONG-TERM DEBT (Note 4)	2,190,000	17,255,282
CAPITAL LEASE OBLIGATIONS (Note 5)	60,044	82,879
DEFERRED INCOME TAXES (Note 7)	—	2,208,000
DEFERRED GAIN ON SALE-LEASEBACK (Note 3)	2,752,522	—

Total Long Term Liabilities	5,002,566	19,546,161

Total Liabilities	15,501,656	27,085,419

STOCKHOLDERS’ EQUITY
Capital stock (Note 9)	7,000,000	7,000,000
Retained earnings (Deficit)	(691,188)	4,025,139

Total stockholders’ equity	6,308,812	11,025,139

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	21,810,468	38,110,558

Subsequent Event (Note 10)

See accompanying notes

POLAR PLASTICS INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	9 Mos Sep 30, 2003	9 Mos Sep 30, 2002	6 Mos Sep 30, 2003	6 Mos Sep 30, 2002
	$	$	$	$
NET SALES	25,411,819	30,799,329	17,461,367	20,563,315
COST OF GOODS SOLD	25,326,585	23,435,177	17,115,249	16,214,846

GROSS PROFIT	85,234	7,364,152	346,118	4,348,469

EXPENSES
Selling	2,285,043	1,806,358	1,641,174	1,251,373
General and administrative	1,754,327	1,797,202	1,150,264	1,475,314
Financial	402,942	799,597	205,740	493,203
Depreciation and amortization	100,620	94,369	70,724	65,700

TOTAL	4,542,932	4,497,526	3,067,902	3,285,590

INCOME (LOSS) FROM OPERATIONS	(4,457,698)	2,866,626	(2,721,784)	1,062,879
OTHER (INCOME) EXPENSES:
Interest Income	(1,771)	(345)	—	(268)
Interest—Long Term Debt	124,589	333,530	64,819	238,094
Interest—Other	170,560	387,371	104,228	177,038
Loss (Gain) on disposal of capital assets	(22)	7,662	(22)	5,206
Other expenses	—	39,376	—	39,376

	293,356	767,594	169,025	459,446

INCOME (LOSS) BEFORE INCOME TAXES	(4,751,054)	2,099,032	(2,890,809)	603,433
PROVISION FOR INCOME TAXES (BENEFIT):
Current	631,661	479,938	—	147,056
Deferred	(1,185,000)	779,000	(67,000)	224,000
Recovery of income taxes upon application of prior years’ losses	(31,000)	(449,000)	—	(134,000)

	(584,339)	809,938	(67,000)	237,056

NET INCOME (LOSS)	(4,166,715)	1,289,094	(2,823,809)	366,377
RETAINED EARNINGS, Beginning of period	3,475,527	2,736,045	2,132,621	3,658,762

RETAINED EARNINGS (DEFICIT), end of period	(691,188)	4,025,139	(691,188)	4,025,139

See accompanying notes

POLAR PLASTICS INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	9 Months Sep 30, 2003	6 Months Sep. 30, 2003
	$	$
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(4,166,715)	(2,823,809)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	903,300	531,297
Deferred income taxes	(1,185,000)	(67,000)
Gain on sale of property, plant and equipment	(22)	(22)
Amortization of deferred gain	(41,922)	(34,928)

	(4,490,359)	(2,394,462)

Changes in assets and liabilities which provided (used) cash:
Accounts receivable	407,352	868,690
Inventories, net	1,435,069	257,438
Income taxes receivable	(1,533)	(601,963)
Accounts payable	(304,203)	366,876
Accrued liabilities and other	928,462	1,527,688

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(2,025,212)	24,267

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(373,270)	(291,620)
Proceeds from sale of property, plant and equipment	14,439,574	3,000
Other assets	(3,841)	(3,725)

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	14,062,463	(292,345)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long term debt	(13,867,225)	(1,757,849)
Repayment of capital lease	(37,056)	(10,798)
Loan payable – Affiliated Company	2,000,000	2,000,000
Cash overdraft	(132,970)	36,725

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(12,037,251)	268,078

NET INCREASE (DECREASE) IN CASH	—	—

CASH AND CASH EQUIVALENTS:
Beginning of year	—	—

End of year	—	—

See accompanying notes

POLAR PLASTICS INC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2003 AND 2002

(UNAUDITED)

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business—Polar Plastics Inc. and subsidiaries (the “Company”) is engaged in the manufacturing and sale of plastic cutlery, tumblers, and injection molded custom plastic products. The Company’s customers are located throughout the United States and Canada.

Principles of Consolidation—The consolidated financial statements include the accounts of Polar Plastics Inc. and its wholly owned subsidiaries, Polar Plastics (NC) Inc. and Polar Plastics Equipment Corp. During fiscal 2003, Polar Plastics Equipment Corp. was wound-up and its net assets were distributed to Polar Plastics Inc. All significant inter-company transactions have been eliminated on consolidation.

Concentration of Credit Risk—Financial instruments which subject the Company and its subsidiaries to concentrations of credit risk principally consist of cash balances in excess of FDIC limits and trade receivables. The Company sells its products to a large number of customers who are wholesale distributors and retailers in the United States and Canada. To reduce credit risk, the Company performs ongoing credit evaluations of its customers’ financial condition. Additionally, the Company does not generally require collateral for its trade receivables.

Cash and Cash Equivalents—Cash and cash equivalents include cash on hand and short-term investments with original maturities of three months or less.

Inventory Valuation—Inventories are valued at the lower of first-in; first-out (“FIFO”) cost or market.

Property, Plant and Equipment—Property, Plant and equipment are stated at cost. Depreciation is computed on both the straight-line and double-declining balance methods over the estimated useful lives of 40 years for buildings, 10 years for machinery and equipment, 5 years for molds, 10 years for office equipment and 5 to 10 years for computer equipment and programs.

Amortization expense on assets acquired under capital leases is included with depreciation expense on owned assets.

Long-Lived Assets—Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company estimates in the future cash flows expected to result from the use of the assets and its eventual disposition, and recognizes an impairment loss of the expected future cash flows are less than the carrying amount of the asset. Management has reviewed all long-lived assets as of September 30, 2003 and believes that the carrying amounts reported in the balance sheets represent the amounts expected to be recovered over the remaining useful lives of those assets.

Advertising Costs—The Company expenses advertising as incurred. Advertising expenses were $117,113 and $78,157 for the six months ended September 2003 and 2002, respectively, $144,576 and $107,713 for the nine months ended September 2003 and September 2002 respectively.

Leases—Leases which are, in substance, financing of assets are classified as capital leases. Assets and liabilities are recorded at amounts equal to the present value of the future minimum lease payments at the beginning of the lease terms. Interest expense relating to the capitalized lease liabilities is recorded to produce constant rates of interest over the terms of the leases. Amortization relating to capitalized leases is calculated using primarily accelerated methods over the lease terms.

Leases which do not meet the criteria for capitalized leases are classified as operating leases and related rentals are charged to expense as incurred.

Income Taxes—The Company and its subsidiaries file a consolidated federal income tax return. Polar Plastics Inc. reimburses its subsidiaries for the benefit of losses utilized by the consolidated group and subsidiaries pay Polar Plastics Inc. for income taxes paid on their share of taxable income.

Deferred taxes are provided using the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and

POLAR PLASTICS INC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

SEPTEMBER 30, 2003 AND 2002

(UNAUDITED)

their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. INVENTORIES

Inventories consist of the following components:

	September 30,
	2003	2002
	$	$
Raw materials	1,584,565	1,752,285
Work-in-process	321,583	482,884
Finished goods	7,889,146	10,806,372
Obsolescence reserve	(859,543)	(952,742)

Subtotal	8,935,751	12,088,799
Parts inventory	659,424	763,363

Total	9,595,175	12,852,162

3. PROPERTY, PLANT AND EQUIPMENT

The components of property, plant and equipment are as follows:

	September 30, 2003		September 30 Net Book Value
	Cost	Accumulated Depreciation	2003	2002
	$	$	$	$
Land	25,026	—	25,026	610,374
Land improvements	59,059	18,486	40,573	613,958
Building	892,311	350,247	542,064	8,725,997
Railroad appurtenance	—	—	—	24,068
Machinery and equipment	13,809,666	6,717,455	7,092,211	9,835,283
Molds, tools and mandrels	553,313	246,225	307,088	303,403
Office and computer equipment	716,690	588,413	128,277	210,284
Computer programs	175,817	158,469	17,348	53,517

Total	16,231,882	8,079,295	8,152,587	20,376,884

POLAR PLASTICS INC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

SEPTEMBER 30, 2003 AND 2002

(UNAUDITED)

In February 2003, the Company sold property consisting of a building, land and equipment as follows:

$
Cost of assets sold	14,327,069
Accumulated depreciation thereon	(2,684,938)

Net book value of assets sold	11,642,131
Net proceeds	14,436,574

Gain on sale of assets	2,794,443

Immediately thereafter, the Company entered into a 20-year lease, followed by two 10-year options, for the entire property sold, at an annual rental of $1,460,200, payable quarterly.

In accordance with current accounting practice for transactions of this type (Sale-Leaseback) the gain on sale is being deferred and amortized on a straight-line basis against future lease expense over the term of the lease.

4. FINANCIAL ARRANGEMENTS

Long-term Debt

The Company’s financing arrangements consist of the following:

		September,
		2003	2002
		$	$
Revolving line of credit—On September 29, 2000 the Company negotiated a revolving line of credit not to exceed $10,000,000 for a term of 3 years with its principal bank lender. Interest is payable at the Prime Rate plus a Prime Rate margin (7.50% as at September 30, 2003). The line of credit has certain conditions attached to it which are described below.		1,118,512	7,477,322

Bonds—Repaid		—	7,500,000

Notes Payable—Secured by specific machinery and equipment having a total cost of $4,512,282, bearing interest at 1% above the published LIBOR rate (1.29% as at September 30, 2003), due as follows:		570,000	877,960
December 28, 2003	$190,000
June 28, 2004	$190,000
December 28, 2004	$190,000

Total		1,688,512	15,855,282
Less current portion of long-term debt		(1,498,512)	(600,000)

		190,000	15,255,282
Subordinated Debt—Payable to a Canadian affiliate under common control, bearing interest at 5.5% per annum which was waived for the year ended March 31, 2002. There are no specific terms for repayment of capital.		2,000,000	2,000,000

Total Long-term Debt		2,190,000	17,255,282

POLAR PLASTICS INC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

SEPTEMBER 30, 2003 AND 2002

(UNAUDITED)

Future minimum payments due on debt are as follows:

$
2005	190,000
Thereafter	2,000,000

2,190,000

The agreements with the Company’s banker contain the following provisions:

a)	The Company’s Canadian affiliate has guaranteed the revolving line of credit to the extent of the Company’s receivable from the affiliate. The Company will limit its aggregate accounts receivable from the affiliate to no more than $2,000,000. The Canadian affiliate has also agreed not to offset its trade receivables against its payable to the Company.

b)	As security for the revolving line of credit, the Company has provided a perfected first security interest on all existing and future tangible and intangible assets of the Company, except for the Land and Building.

c)	The loan advances are limited to (1) up to 85% of eligible accounts receivable not more than 90 days from invoice date, including advances against amounts owing from the Company’s Canadian affiliate, limited to $1,500,000; plus (2) up to 65% of eligible raw material inventory, 40% of eligible work-in-progress and up to 60% of eligible finished goods inventory, subject to maximums of $5,000,000, $200,000 and $150,000 respectively.

d)	The long-term debt owing to the Canadian affiliate is to be subordinated to the bank, with interest thereon continuing to be paid, but no capital repayments before March 31, 2001, and subject to limitations.

The Company’s credit facility expired on September 29, 2003. In October 2003, the Company’s Canadian affiliate advanced the necessary funds to repay its banker and a letter of credit from the affiliate’s banker was exchanged for the letter of credit described in note 5.

5. LEASES

At September 30, 2003, the Company had equipment leased under both operating and capital leases which required the maintenance of certain financial ratios. At September 30, 2003, the Company was in default of these covenants.

Capital Leases—The Company leases machinery and equipment under capital leases expiring in 2008. As of September 30, 2003, the future minimum lease payments under these lease agreements having an initial term or remaining in excess of one year are as follows:

$
2004	28,227
2005	28,227
2006	28,227
2007	10,375

Total minimum lease payments	95,056
Less amount representing interest	12,100

Present value of net minimum lease payments	82,956
Less current portion	22,912

Long-term Portion	60,044

POLAR PLASTICS INC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

SEPTEMBER 30, 2003 AND 2002

(UNAUDITED)

Assets recorded under capital leases are amortized on a double-declining balance basis. Included in property, plant and equipment in the accompanying balance sheets are the following assets held under capital leases:

	2003	2002
	$	$
Equipment under capital leases	118,215	1,507,673
Accumulated depreciation	(34,823)	(836,136)

Net Book Value	83,392	671,537

Operating Leases—The Company is party to various equipment operating leases which expire through August 2007. These leases contain various renewal and purchase options. In addition, the Company entered into a 20-year lease on the property sold during the year. This lease expires on December 31, 2022, and contains two 10-year renewal options. The basic quarterly rent is adjustable for increases in the consumer price index, commencing on the third anniversary date of the lease and every three years thereafter.

In support of the obligations by the Company under the lease, a letter of credit has been issued by the Company’s banker in the amount of $730,100 which is subject to the banking conditions described in Note 4.

The following is a schedule of future minimum lease payments under operating leases:

$
2004	4,224,350
2005	4,224,350
2006	2,381,557
2007	1,851,517
2008	1,460,200
Thereafter	20,807,850

Total	34,949,824

Total expense under operating leases were $1,917,847 and $1,876,301 for the six months ended September 2003 and 2002, respectively and $2,855,999 and $2,802,099 for the nine months ended September 2003 and September 2002 respectively.

POLAR PLASTICS INC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

SEPTEMBER 30, 2003 AND 2002

(UNAUDITED)

6. RELATED PARTY TRANSACTIONS

In the normal course of business, the Company is involved in the following transactions with its Canadian affiliate which is under common ownership and management.

	For the Nine Months Ended September 30,		For the Six Months Ended September 30,
	2003	2002	2003	2002
	$	$	$	$
Sales	3,082,059	3,917,446	2,047,418	3,073,812
Purchases	1,453,622	1,333,309	1,202,408	987,272
Interest expense	82,500	45,833	55,000	45,833
Sale of capital assets	415,050	318,089	3,000	241,552
Lease of capital assets	783,056	727,270	535,772	494,567
Amount included in accounts receivable	818,117	2,180,125	818,117	2,180,125
Amount included in accounts payable	1,270,384	2,165,848	1,270,384	2,165,848

7. INCOME TAXES

At September 30, 2003 and 2002 the Company had net deferred tax liabilities of $NIL and $1,665,000 respectively. The principal temporary differences comprising the deferred tax liability were:

•	Depreciation differences between financial reporting and income taxes.

•	Certain reserves taken for financial reporting purposes not currently deductible.

•	The deferred gain on the sale-leaseback transaction.

At September 30, 2003, the Company had state net operating loss and state tax credit carry forwards of approximately $8,120,307 and $230,000 respectively. The state net operating loss carry forwards expire between fiscal year 2013 and 2015. The state tax credits expire between 2004 and 2008. Due to the uncertainty of utilization of the state tax credits and the state net operating loss carry forwards, a full valuation allowance has been recorded at September 30, 2003 and 2002. At September 30, 2003, the Company has an alternative minimum tax (AMT) credit carry forward of approximately $292,700. AMT credits carry forward indefinitely.

8. EMPLOYEE BENEFIT PLAN

The Company has a qualified defined contribution plan covering substantially all of its employees. Participation in the plan requires the employee be 18 years of age and have three months of eligible service. Employees can contribute to the plan up to a maximum of 20 percent of their respective compensation. The Company matches employee contributions at a rate of 25 percent up to a maximum employer contribution of 6 percent of compensation. Employer contributions to the plan for the nine months ended September 30, 2003 and 2002 were $35,983 and $40,914 respectively and for the six months ended September 30, 2003 and 2002 were $23,402 and $24,647 respectively.

9. CAPITAL STOCK

The authorized capital stock of the Company consists of common stock and non-cumulative, non-voting preferred stock. Dividends on preferred stock are payable semi-annually at a rate of 10 percent per annum, and are payable in priority to payment of any dividend on common stock. Upon voluntary or involuntary liquidation, dissolution, or winding-up of affairs of the Company, holders of the preferred stock will be entitled to receive the par value for each share, plus any dividends declared and unpaid before any amount shall be paid to the holders of the common stock. The Company, at the option of the Board of Directors, may at any time redeem in whole, or in part, preferred stock outstanding by paying cash for the par value plus any dividends declared or unpaid.

POLAR PLASTICS INC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

SEPTEMBER 30, 2003 AND 2002

(UNAUDITED)

The capital stock consists of the following:

$
Preferred stock, par value $1,000 per share; 10% non-cumulative; authorized 6,900 shares; issued and outstanding 6,900	6,900,000
Common stock, no par value; authorized 3,000 shares; issued and outstanding 1,000 shares	100,000

7,000,000

10. SUBSEQUENT EVENTS

Sale of Business

On November 11, 2003, the Company entered into an agreement which provides for the sale of substantially all of the Company’s assets and the assumption of all of the Company’s liabilities and contracts pertaining to its active business operations and the Company shall cease active business operations thereafter, effective November 15, 2003.

The purchase price of $28,725,284 will be satisfied as follows:

$
At closing[1]	6,822,685
6% Promissory note payable quarterly over 6 years, commencing on the first anniversary after closing	10,000,000
Maximum liabilities to be assumed by purchaser	11,902,599

28,725,284

[1]	Reduced by a $2,000,000 Working Capital Holdback which will be payable 90 days after closing providing the Net Working Capital as defined in the agreement is not less than $4,701,905.

In addition, an amount of $3,000,000 will be paid to key management of the Company, its parent and affiliates over a 5 year period.

The agreement of sale also provides for the purchase by the Company of certain assets from its Canadian affiliate which are currently under lease by the Company.

The effect of this sale agreement on the non-current assets and liabilities of the Company has not been reflected in the accompanying financial statements nor has the resulting gain or loss been determined.

Bank Indebtedness

In view of the above transaction, the Company’s Canadian affiliate advanced the necessary funds to repay its banker and a letter of credit from the affiliate’s banker was exchanged for the letter of credit described in note 5.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

On November 19, 2003, Radnor Holdings Corporation (“Radnor”) announced the completion of the previously announced acquisition of the plastic packaging assets of Polar Plastics Inc and its subsidiary, Polar Plastics (NC) Inc (collectively, “Polar Plastics”). The acquired assets include nine thermoforming machines capable of producing polypropylene and polystyrene products, 37 injection molding machines, 10 raw material silos, related production assets and net working capital. Radnor assumed a long-term lease for a 342,000 square foot facility in Mooresville, North Carolina that includes manufacturing, warehouse and office space. Radnor also acquired the rights to the product lines manufactured at this facility, which include a broad range of plastic cups, stemware, plates, bowls, containers and cutlery. In connection with the acquisition, Radnor also entered into a lease for a manufacturing facility in Winston-Salem, North Carolina through August 2004 and assumed a lease for a warehouse in Mooresville, North Carolina expiring in March 2004. Radnor anticipates vacating these facilities.

The purchase price for the assets was approximately $28.7 million, consisting of $7.5 million in cash, $4.5 million of which was paid at closing with the remainder to be paid subject to adjustment based upon working capital levels, a six-year note in the amount of $10.0 million bearing interest at 6.0% (with interest but no principal payable until January 1, 2005) and the assumption of $11.2 million in other long-term contractual liabilities. Subject to the adjustment referenced above, the net working capital acquired consisted of $12.8 million of current assets and $5.7 million of current liabilities. Polar Plastics and certain of its affiliates and key management also entered into seven-year non-competition agreements that will require Radnor to pay an additional $3.0 million over five years.

The following unaudited pro forma consolidated balance sheets as of September 26, 2003 give effect to the acquisition of the assets of Polar Plastics by Radnor as if it had occurred on such date. The unaudited pro forma consolidated statements of operations for the fiscal year ended December 27, 2002 and the nine months ended September 26, 2003 give effect to the acquisition of the assets of Polar Plastics by Radnor as if it had occurred on December 29, 2001. The pro forma information is based on the historical consolidated financial statements of Polar Plastics and Radnor, and the assumptions and adjustments in the accompanying notes to the unaudited pro forma consolidated financial statements give effect to the acquisition as of the dates indicated above.

The acquisition of the assets of Polar Plastics will be accounted for under the purchase method of accounting. As a result, the purchase price and related costs will be allocated to the estimated fair values of the assets acquired and liabilities assumed at the time of the acquisition based on management’s best estimates. Once the final purchase price to be paid in connection with the acquisition of Polar Plastics is determined, and the valuation studies necessary to finalize the required purchase price allocations are completed, the unaudited pro forma consolidated financial statements will be subject to adjustment. Such adjustments may result in material changes to the unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations to reflect, among other things, the final allocation of the purchase price. Accordingly, the financial information presented herein is preliminary and subject to change.

The unaudited pro forma consolidated financial statements are based upon currently available information, assumptions, and estimates that Radnor believes are reasonable. These assumptions and estimates, however, are subject to change. It is believed that all adjustments have been made that are necessary to present fairly the pro forma data. The unaudited pro forma consolidated financial data is presented for informational purposes only and is not indicative of either future results of operations and financial condition or results and financial condition that might have been achieved if the transactions had been consummated as of the referenced dates.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 27, 2002

	Radnor(1)	Polar Plastics(2)	Acquisition Adjustments		Pro Forma
	(in thousands)
Net sales	$323,182	$36,904	$—		$360,086
Cost of goods sold	243,501	32,211	(3,763	)(4)	271,949

Gross profit	79,681	4,693	3,763		88,137
Distribution	22,621	—	—		22,621
Selling, general and administrative expenses	33,124	5,179	382	(5)	38,685
Financial expenses	—	1,000	—		1,000

Income (loss) from operations	23,936	(1,486)	3,381		25,831
Interest, net(3)	21,382	755	969	(6)	23,106
Income from unconsolidated affiliates	(6,165)	—	—		(6,165)
Other expense, net	1,146	45	—		1,191

Income (loss) before income taxes and discontinued operations	7,573	(2,286)	2,412		7,699
Provision for income taxes	2,878	(760)	808	(7)	2,926

Income (loss) before discontinued operations	4,695	(1,526)	1,604		4,773
Loss from discontinued operations, net of tax	48	—	—		48

Net income (loss)	$4,647	$(1,526)	$1,604		$4,725

(1)	Derived from the audited statement of operations of Radnor for the fiscal year ended December 27, 2002.

(2)	Derived from the audited statement of operations of Polar Plastics for the fiscal year ended March 27, 2003.

(3)	Interest includes amortization of premium and debt issuance costs related to Radnor’s senior notes of $1.1 million for the year ended December 27, 2002.

(4)	Reflects adjustment to cost of goods sold, as follows (in thousands):

Elimination of historical depreciation	$(1,496)
Depreciation on existing assets, based on preliminary purchase accounting valuation and estimated remaining asset useful lives	610
Depreciation on assets purchased as part of the acquisition of Polar Plastics that were previously accounted for as operating leases	876
Reduction of lease expense related to the purchase of assets previously leased by Polar Plastics	(3,753)

$(3,763)

Assets previously leased, which were purchased as part of the acquisition, relate to machinery and equipment used in Polar Plastics’ thermoforming and injection molding operations. These assets were accounted for as operating leases with various terms extending through 2007. Certain of these assets were leased from Polar Plastics, Ltd., an affiliate of Polar Plastics, and were purchased as part of the acquisition for $3.5 million. In order to ensure ownership of the remainder of the assets and to establish a fixed acquisition price, the remainder of the leased assets were or will be purchased from third-party equipment financiers through the conversion from operating leases to capital leases. These conversions were or will be effected by changes in the payment terms as well as by changes from fair market value purchase options to the transfer of ownership at the end of the lease terms. These purchased assets will be depreciated over their estimated remaining useful lives as determined in our preliminary purchase accounting valuation. Differences between the terms of the operating leases and the estimated remaining asset useful lives result in discrepancies between historical lease expense and expected depreciation expense. The depreciation amount was calculated using the value of property, plant and equipment and the expected useful lives of the corresponding assets, as determined in Radnor’s preliminary purchase accounting. The changes made to properly reflect the estimated remaining useful lives of the acquired assets, as well as the allocation of the purchase price to such assets, result in differences between historical and expected depreciation expense.

(5)	Reflects the pro forma adjustment relating to amortization of non-compete agreements.

(6)	Reflects the pro forma adjustment to interest resulting from the Polar Plastics acquisition as follows (in thousands):

Elimination of Polar Plastics’ existing interest expense	$(755)
Interest expense on term debt issued in association with the acquisition	831
Interest on capital leases entered into as part of the acquisition	625
Interest on capital leases assumed as part of the acquisition	7
Interest on term debt assumed as part of the acquisition	42
Interest accretion on long-term non-compete agreements	107
Interest incurred on revolving indebtedness incurred as part of the acquisition	112

$969

(7)	Represents the adjustment to Polar Plastics’ provision for income taxes resulting from the acquisition and related pro forma adjustments and includes the elimination of a valuation allowance provided for against net operating losses generated during Polar Plastics’ fiscal year ended March 27, 2003. On a pro forma basis, the effective tax rate of 38% is consistent with Radnor’s effective tax rate.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 26, 2003

	Radnor(1)	Polar Plastics(2)	Acquisition Adjustments		Pro Forma
	(in thousands)
Net sales	$250,417	$25,411	$—		$275,828
Cost of goods sold	204,886	25,326	(2,645	)(5)	227,567

Gross profit	45,531	85	2,645		48,261
Distribution	17,099	—	—		17,099
Selling, general and administrative expenses	21,737	4,140	286	(6)	26,163
Financial expenses	—	403	—		403
Other expense(3)	1,838	—	—		1,838

Income from operations	4,857	(4,458)	2,359		2,758
Interest, net(4)	15,583	293	962	(7)	16,838
Income from unconsolidated affiliates	(2,304)	—	—		(2,304)
Other expense, net	429	—	—		429

Income (loss) before income taxes and discontinued operations	(8,851)	(4,751)	1,397		(12,205)
Provision for income taxes	(3,363)	(584)	(691	)(8)	(4,638)

Net income (loss)	$(5,488)	$(4,167)	$2,088		$(7,567)

(1)	Derived from the unaudited statement of operations of Radnor for the nine months ended September 26, 2003.

(2)	Derived from the unaudited statement of operations of Polar Plastics for the nine months ended September 30, 2003.

(3)	On March 11, 2003, Radnor issued $135.0 million of senior notes due 2010 and amended its domestic revolving credit facility to include a $45.0 million term loan and to increase the revolving credit commitment from $35.0 million to $45.0 million. The proceeds were used to repay the then outstanding $159.5 million of Series A and Series B senior notes due 2003 and outstanding borrowings under the existing revolving credit facilities. Radnor recorded $1.8 million of other expenses related to the extinguishment of the long-term debt described above, which included the $1.0 million write-off of deferred financing costs and debt premium related to Radnor’s Series A and Series B senior notes due 2003, as well as $0.8 million of personnel costs directly related to the debt extinguishment.

(4)	Interest includes deferred financing fee and premium amortization of $0.7 million and $0.1 million, respectively.

(5)	Reflects adjustment to cost of goods sold, as follows (in thousands):

Elimination of historical depreciation	$(903)
Depreciation on existing assets, based on preliminary purchase accounting valuation and estimated remaining asset useful lives	457
Depreciation on assets purchased as part of the acquisition of Polar Plastics that were previously accounted for as operating leases	657
Reduction of lease expense related to the purchase of assets previously leased by Polar Plastics	(2,856)

$(2,645)

Assets previously leased, which were purchased as part of the acquisition, relate to machinery and equipment used in Polar Plastics’ thermoforming and injection molding operations. These assets were accounted for as operating leases with various terms extending through 2007. Certain of these assets were leased from Polar Plastics, Ltd., an affiliate of Polar Plastics, and were purchased as part of the acquisition for $3.5 million. In order to ensure ownership of the remainder of the assets and to establish a fixed acquisition price, the remainder of the leased assets were or will be purchased from third-party equipment financiers through the conversion from operating leases to capital leases. These conversions were or will be effected by changes in the payment terms as well as by changes from fair market value purchase options to the transfer of ownership at the end of the lease terms. These purchased assets will be depreciated over their estimated remaining useful lives as determined in our preliminary purchase accounting valuation. Differences between the terms of the operating leases and the estimated remaining asset useful lives result in discrepancies between historical lease expense and expected depreciation expense. The depreciation amount was calculated using the value of property, plant and equipment and the expected useful lives of the corresponding assets, as determined in Radnor’s preliminary purchase accounting. The changes made to properly reflect the estimated remaining useful lives of the acquired assets, as well as the allocation of the purchase price to such assets, result in differences between historical and expected depreciation expense.

(6)	Reflects the pro forma adjustment relating to amortization of non-compete agreements to selling, general and administrative expenses.

(7)	Reflects the pro forma adjustment to interest resulting from the Polar Plastics acquisition as follows (in thousands):

Elimination of Polar Plastics’ existing interest expense	$(293)
Interest expense on term debt issued in association with the acquisition	603
Interest on capital leases entered into as part of the acquisition	468
Interest on capital leases assumed as part of the acquisition	5
Interest on term debt assumed as part of the acquisition	25
Interest accretion on long-term non-compete agreements	80
Interest incurred on revolving indebtedness incurred as part of the acquisition	74

$962

(8)	Represents the adjustment to Polar Plastics’ provision for income taxes resulting from the acquisition and related pro forma adjustments and includes the elimination of a valuation allowance provided for against net operating losses generated during Polar Plastics’ nine months ended September 30, 2003. On a pro forma basis, the effective tax rate of 38% is consistent with Radnor’s effective tax rate.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 26, 2003

	Radnor(1)	Polar Plastics(2)	Acquisition Adjustments(3)		Pro Forma
	(in thousands)
Assets
Current assets:
Cash	$1,896	$—	$—		$1,896
Accounts receivable, net	42,209	4,047	(802	)(4)	45,454
Inventories, net	39,802	9,595	—		49,397
Prepaid expenses and other	8,909	—	—		8,909
Deferred tax asset	2,146	—	—		2,146

Total current assets	94,962	13,642	(802)		107,802

Property, plant, and equipment, net	177,378	8,153	14,135	(4)	199,666
Investments in unconsolidated affiliates	16,921	—	—		16,921
Non-compete agreements	—	—	2,671	(5)	2,671
Other assets	11,650	15	—		11,665

Total assets	$300,911	$21,810	$16,004		$338,725

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$41,813	$4,135	$(1,255	)(4)	$44,693
Accrued liabilities	9,594	2,788	3,750	(4)	16,132
Short-term debt	—	2,054	(2,054	)(4)	—
Current portion of long-term debt	8,490	1,499	3,251	(4)	13,240
Current portion of capital lease obligations	1,005	23	1,922	(4)	2,950

Total current liabilities	60,902	10,499	5,614		77,015

Credit agreements	40,048	—	(466	)(4)	39,582
Term notes, net of current portion	49,338	2,190	9,560	(4)	61,088
Capital lease obligations, net of current portion	1,020	60	7,686	(4)	8,766
Senior notes due 2010	135,000	—	—		135,000

Total long-term debt	225,406	2,250	16,780		244,436

Deferred tax liability	4,506	—	—		4,506

Other non-current liabilities	1,456	2,752	(81	)(5)	4,127

Commitments and contingencies	—	—	—		—
Stockholders’ equity:
Common stock & paid-in-capital	19,388	100	(100	)(4)	19,388
Preferred stock	—	6,900	(6,900	)(4)	—
Retained earnings (deficit)	(10,151)	(691)	691	(4)	(10,151)
Cumulative translation adjustment	(596)	—	—		(596)

Total stockholders’ equity (deficit)	8,641	6,309	(6,309)		8,641

Total liabilities and stockholders’ equity	$300,911	$21,810	$16,004		$338,725

(1)	Represents the unaudited balance sheet of Radnor as of September 26, 2003.
(2)	Represents the unaudited balance sheet of Polar Plastics as of September 30, 2003.

(3)	A final purchase accounting valuation of Polar Plastics’ assets and liabilities has not been completed. Upon the completion of such a valuation, the purchase price will be allocated to Polar Plastics’ assets and liabilities, both tangible and intangible. The preliminary purchase accounting valuation, based on the total acquisition cost of $28.7 million, is as follows:

Current assets	$12,840
Property, plant and equipment	22,288
Non-compete agreements	2,671
Other assets	15
Current liabilities	(6,418)
Non-current liabilities	(2,671)

Acquisition cost	$28,725

We do not believe that the final valuation will result in any material changes to the tangible and intangible assets and liabilities recorded.

(4)	Purchase accounting adjustments related to the Polar Plastics acquisition as follows:

Adjustment related to accounts receivable due from Polar Plastics, Ltd. not purchased as part of the acquisition	$(802)

Fair value adjustment to Polar Plastics’ existing property, plant and equipment	994
Purchase of assets previously leased from Polar Plastics, Ltd.	3,533
Conversion of operating leases to capital leases	9,608

Total adjustment to property, plant and equipment	$14,135

Adjustment related to accounts payable due to Polar Plastics, Ltd. not assumed as part of the acquisition	$(1,255)

Portion of acquisition price held back at closing, pending the outcome of a working capital adjustment	$3,000
Plant closure and severance costs	750

Total adjustment to accrued liabilities	$3,750

Elimination of short-term debt not assumed as part of the acquisition	$(2,054)

Elimination of current portion of long-term debt not assumed as part of the acquisition	$(499)
Current portion of new $5.0 million term debt facility	3,750

Total adjustments to current portion of long-term debt	$3,251

Current portion of operating leases converted into capital leases	$1,922

Pay down of revolving debt in connection with the acquisition	$(466)

Elimination of term notes not assumed as part of the acquisition	$(1,690)
Long-term portion of new $5.0 million term debt facility	1,250
Long-term portion of six-year term note issued in connection with the acquisition	10,000

Total adjustment to term notes, net of current portion	$9,560

Long-term portion of operating leases converted into capital leases	$7,686

Elimination of Polar Plastics’ common stock and paid-in capital	$(100)
Elimination of Polar Plastics’ preferred stock	(6,900)
Elimination of Polar Plastics’ retained deficit	691

Total adjustments to stockholder’s equity	$6,309

(5)	Reflects the present value of seven-year non-competition agreements that Polar Plastics and certain of its affiliates and key management have entered into that will require us to pay $3.0 million over five years offset by the elimination of the $2.7 million deferred gain from a sale-leaseback transaction reflected on Polar Plastics’ September 30, 2003 balance sheet.